UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2002

TNP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of Incorporation)	1-8847 (Commission File Number)	75-1907501 (IRS Employer Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (817) 731-0099

____________________________________________________________
(Former name or former address, if changed since last report)

  TEXAS-NEW MEXICO POWER COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of Incorporation)	2-97230 (Commission File Number)	75-0204070 (IRS Employer Identification No.)

4100 International Plaza, P. O. Box 2943, Fort Worth, Texas 76113
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (817) 731-0099

____________________________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events.

        On June 14, 2002, Texas-New Mexico Power Company ("TNMP") and Sempra Energy executed an agreement under which Sempra Energy will acquire TNP One, TNMP's 305 mW generation facility located in Robertson County, Texas, for $120 Million. The agreement targets an August 1, 2002, closing date, pending certain conditions and the completion of regulatory approvals.

        The press release dated June 17, 2002 issued by Sempra Energy and TNMP announcing this agreement is attached to this report as an exhibit.

Item 7.  Exhibits.

       99.     Press Release dated June 17, 2002.

Statement Regarding Forward Looking Information

       The discussions in this report that are not historical facts, including, but not limited to, the timing of the closing of the sale, are based on current expectations. Actual results may differ materially. Among the facts that could cause the results to differ materially from expectations are the following: timing of receipt of required regulatory approvals, and other factors described from time to time in Sempra Energy's and TNMP's reports filed with the Securities and Exchange Commission. TNMP wishes to caution readers not to place undue reliance on such forward looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date of this report.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP ENTERPRISES, INC. (Registrant)

Date: July 12, 2002	By: /s/ M. S. Cheema M. S. Cheema, Treasurer

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS-NEW MEXICO POWER COMPANY (Registrant)

Date: July 12, 2002	By: /s/ M. S. Cheema Senior Vice President and Chief Financial Offier

EXHIBIT INDEX
Exhibit Number	Description

99 Press Release dated June 17, 2002.